UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT FOR ISSUERS SUBJECT TO THE
1934 ACT REPORTING REQUIREMENTS

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Event: December 1, 2005 (date of earliest event reported)

NEXIA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)
033-22128D (Commission File Number)	488159-10-4 (IRS Employer Identification Number)

59 West 100 South, Second Floor, Salt Lake City, Utah 84101
(Address of principal executive offices)

(801) 575-8073
(Registrant's telephone number, including area code)

ITEM 4.01 Changes in Registrant's Certifying Accountant

On December 1, 2005, HJ & Associates, LLC (the “Former Accountant”) resigned as the auditors for Nexia Holdings, Inc. (the “Company”).

The reports of the Former Accountant on the financial statements of the Company for each of the two most recent fiscal years, did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles for the two most recent fiscal years and the first two subsequent interim periods of 2005, except that the Former Accountant’s opinion in its report on the Company’s financial statements expressed substantial doubt with respect to the Company’s ability to continue as a going concern for the last two fiscal years.

During the Company’s two recent fiscal years and the subsequent interim periods through the date of resignation, there were no reportable events as the term described in Item 304(a)(1)(iv) of Regulation S-B except for the following:

The Former Accountant advised management that the most recent interim report, the 10-QSB for the period ended September 30, 2005 was filed prior to the Former Accountant completing its review and that they were requesting corrections be made to the consolidation and the accounting for the acquisition by the Company of Salt Lake Development Corporation.

The issues with regard to the acquisition stated above have been referred to a third party accountant for review and if appropriate amended financial statements for the period ended September 30, 2005 will be prepared and filed.

During the Company’s two most recent fiscal years and the subsequent interim period through the date of resignation, there were no disagreements with the Former Accountant on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of the Former Accountant, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on these financial statements for those periods.

The Company has requested that the Former Accountant furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. The requested letter is attached as Exhibit 16.1 to this Current Report on Form 8-K.

ITEM 9.01 Financial Statements and Exhibits
The following exhibits are included as part of this report:
Exhibit No.	Page No.	Description
16.1	4	Letter of HJ & Associates, LLC dated December 2, 2005, the Former Accountant

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nexia Holdings, Inc.

Dated this 2nd day of December, 2005.	By:	/s/ Richard Surber
Richard Surber President

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